Exhibit 10.3

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

May 25, 2018 (the “Effective Date”)	$10,000,000.00

GERS – ATTIS 001

GREENSHIFT CORPORATION

Convertible Debenture

Due June 30, 2028

FOR VALUE RECEIVED, GREENSHIFT CORPORATION, a Delaware corporation (“Seller”), hereby promises to pay to ATTIS INDUSTRIES INC. (the “Buyer”), or its successors and assigns, the principal sum of TEN MILLION DOLLARS ($10,000,000.00) in exchange for the Purchase Price consideration payable by Buyer under that certain Securities Purchase Agreement by and among Buyer and Seller of even date herewith (“SPA”) and applicable Transaction Documents. Capitalized terms used herein and not otherwise defined in this Debenture shall have the same meaning ascribed to such terms in the SPA and the Transaction Documents.

Interest. Interest shall accrue under this debenture (“Seller Debenture” or “Debenture”) at the lesser of TWO PERCENT (2%) or the minimum allowable rate under applicable law, but shall be waived if the Debenture is converted or otherwise fully paid on or before JUNE 30, 2028 (“Seller Debenture Maturity Date” or “Maturity Date”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

Payment. The Seller Debenture shall be exclusively paid in the form of Seller’s Common Stock, provided, however, that the principal balance due hereunder shall be reduced on a dollar for dollar basis in an amount equal to any Distributions paid by JVCo, including, without limitation, proceeds from Lump Sum Recovered Amounts, to Buyer and/or its Related Persons under the JVCo Operating Agreement. For avoidance of doubt, at no time shall Seller be obligated to pay any amount due hereunder in the form of cash. Rather, Seller shall be obligated to issue Buyer and/or its designee(s) shares of Seller’s Common Stock upon and subject to the terms and conditions hereof. Buyer agrees, in the event and to the extent it decides to sell or convert the Seller Debenture, that shares of Seller’s Common Stock issuable upon conversion of the Seller Debenture shall not, in the absence of Seller’s prior written consent, be sold in public market transactions at a monthly rate that exceeds 20% of the average monthly trading volume for Seller’s Common Stock for the three months prior to sale. No assignment of the Seller Debenture, or any portion or all of the amounts due under Seller Debenture, shall be permitted in the absence of Seller’s prior written consent.

This Debenture is subject to the following additional provisions:

Section 1. Conversion.

(a) Conversion Procedure.

(i) This Debenture shall be convertible into Seller’s Common Stock at the sole and exclusive option of Buyer in one or more installments at the Seller Fair Market Value Conversion Price on a per share basis, up to 9.9% of the Seller’s issued and outstanding Seller Common Stock at the time of conversion (when taken with any other shares of Seller Common Stock held by the holder at the time of conversion) (subject to the limitations on conversion set forth in Sections 1(b) and 1(c) hereof).

(ii) The Buyer shall effect conversions by delivering to the Seller a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Buyer is converting the entire principal amount outstanding under this Debenture, the Buyer is not required to physically surrender this Debenture to the Seller in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Buyer and the Seller shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Buyer shall be controlling and determinative in the absence of manifest error.

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(b) Certain Conversion Restrictions. A Buyer may not convert this Debenture to the extent such conversion would result in the Buyer, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of this Debenture held by such Buyer after application of this Section. Since the Buyer will not be obligated to report to the Seller the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Buyer or an affiliate thereof, the Buyer shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Buyer determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Buyer. If the Buyer has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Buyer or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Seller shall notify the Buyer of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described in Section 1(a)(i) and, at the option of the Buyer, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Buyer. The provisions of this Section may be waived by a Buyer (but only as to itself and not to any other Buyer) upon not less than 65 days prior notice to the Seller. Other Buyers shall be unaffected by any such waiver.

(c) Conversion Price and Adjustments to Conversion Price.

(i) As used herein, the terms “Seller Fair Market Value Conversion Price” and “Conversion Price” shall mean the greater of (i) $0.10 per share or (ii) 100% of the lowest closing market price per share for the Seller’s Common Stock for the thirty (30) Trading Days preceding conversion.

(ii) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Buyer shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount and any other amounts then owing hereunder in respect of this Debenture into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Buyers of the Common Stock following such reclassification or share exchange, and the Buyer of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Seller into which the then outstanding principal amount and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Seller to prepay the outstanding principal amount of this Debenture, plus all other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges. All calculations under this Section 1 shall be rounded up to the nearest $0.00001 or whole share.

Section 2. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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IN WITNESS WHEREOF, the Seller has caused this Debenture to be duly executed by a duly authorized officer as of the date set forth above.

SELLER:
GREENSHIFT CORPORATION

By:	/s/ Kevin Kreisler
Name:	Kevin Kreisler
Title:	Chief Executive Officer

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EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Buyer in order to convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert $___________________________________ of the principal amount of the above Debenture into Shares of Common Stock of GREENSHIFT CORPORATION according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	_____________________________________________________________
Applicable Conversion Price:	_____________________________________________________________
Signature:	_____________________________________________________________
Name:	_____________________________________________________________
Address:	_____________________________________________________________
Amount to be converted:	$____________________________________________________________
Amount of Debenture unconverted:	$____________________________________________________________
Conversion Price per share:	$____________________________________________________________
Number of shares of Common Stock to be issued:	_____________________________________________________________
Please issue the shares of Common Stock in the following name and to the following address:	_____________________________________________________________
Issue to:	_____________________________________________________________
Authorized Signature:	_____________________________________________________________
Name:	_____________________________________________________________
Title:	_____________________________________________________________
Phone Number:	_____________________________________________________________
Broker DTC Participant Code:	_____________________________________________________________
Account Number:	_____________________________________________________________

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